Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2004 included in Navidec, Inc.'s Form 10-K for the year ended December 31, 2003 and to all references to our Firm included in this Registration Statement.

/s/ HEIN + ASSOCIATES LLP
-------------------------
HEIN + ASSOCIATES LLP

Denver, Colorado
June 14, 2004